Exhibit 4 (n)

DECLARATION OF TRUST

OF

AMERIPRISE CAPITAL TRUST II

DECLARATION OF TRUST, dated as of May 5, 2006, among Ameriprise Financial, Inc., a Delaware corporation, as sponsor (the “Sponsor”), U.S. Bank Trust National Association, a national banking association, as Delaware trustee (the “Delaware Trustee”), U.S. Bank National Association, a national banking association, as property trustee (the “Property Trustee”), and Lori Anshus, Joel Campbell, and Daniel Murtha as regular trustees (the “Regular Trustees” and, collectively with the Delaware Trustee and the Property Trustee, the “Trustees”). The Sponsor and the Trustees hereby agree as follows:

1.                                       The trust created hereby (the “Trust”) shall be known as “Ameriprise Capital Trust II”, in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2.                                       The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of Ten Dollars ($10.00). The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq. (the “Statutory Trust Act”), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in the form attached hereto.

3.                                       The Trust is hereby established by the Sponsor and the Trustees for the purposes of (i) issuing preferred securities (the “Capital Securities”) representing undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in junior subordinated debt securities of the Sponsor, (ii) issuing and selling common securities (the “Common Securities” and, together with the Capital Securities, the “Trust Securities”) representing undivided beneficial interests in the assets of the Trust to the Sponsor in exchange for cash and investing the proceeds thereof in junior subordinated debt securities of the Sponsor and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

4.                                       At the time of issuance of the Capital Securities of the Trust, the Sponsor and the Trustees will enter into an amended and restated Declaration of Trust (the “Amended and Restated Declaration of Trust”), satisfactory to each such party and having substantially the terms described in the Prospectus (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Trust Securities referred to therein. Prior to the execution and delivery of the Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed necessary or advisable to effect the transactions contemplated in the Amended and Restated Declaration of Trust.

5.                                       The Sponsor and the Regular Trustees hereby authorize and direct the Sponsor, in each case on behalf of the Trust as sponsor of the Trust, to the fullest extent permitted by applicable law (i) to prepare, execute and file with the Securities and Exchange Commission (the “Commission”) (a) a Registration Statement on Form S-3 (the “1933 Act Registration Statement”) and any pre-effective and post-effective amendments thereto, including one or more prospectuses, together with any necessary or desirable amendments thereto and any exhibits contained therein or forming a part thereof (the “Prospectus”) relating to the registration of the Trust Securities under the Securities Act of 1933, as amended, and (b) a Registration Statement on Form 8-A (the “1934 Act Registration Statement”) (including all pre-effective and post-effective amendments thereto) relating to the registration of the Trust Securities under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to prepare, execute and file with the New York Stock Exchange, the American Stock Exchange or such other national securities exchange or the Nasdaq National Market System as the Sponsor shall determine a listing or other similar application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed or approved for quotation on the New York Stock Exchange, the American Stock Exchange or such other national securities exchange or the Nasdaq National Market System; (iii) to prepare, execute and file such applications, reports, surety bonds, irrevocable consents, appointments of attorneys for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under, or obtain for the Capital Securities an exemption from, the securities or “Blue Sky” laws of such jurisdictions as the Sponsor may deem necessary or desirable; (iv) to negotiate and execute such underwriting or purchase agreements and related agreements with one or more underwriters, purchasers or agents relating to the offering of the Capital Securities, as the Sponsor may deem necessary or desirable; and (v) to execute any or all documents, papers or instruments as may be desirable in connection with any of the foregoing. It is hereby acknowledged and agreed that in connection with any execution or filing referred to in clauses (i)-(v) above, to the fullest extent permitted by applicable law (A) in addition to the Sponsor, any Regular Trustee (or his or her attorney-in-fact and agent) is authorized on behalf of the Trust to file and execute any of the foregoing documents on behalf of the Trust and (B) neither the Property Trustee nor the Delaware Trustee shall be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange (or such other national securities exchange or the Nasdaq National Market System) or state securities or “Blue Sky” laws, and in such case only to the extent so required. In connection with all of the foregoing, each Regular Trustee, solely in its capacity as Trustee of the Trust, hereby constitutes and appoints John C. Junek, Esq. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such Regular Trustee or in such Regular Trustee’s name, place and stead, in any and all capacities, to execute the 1933 Act Registration Statement and the 1934 Act Registration Statement and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as such Regular Trustee might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, shall do or cause to be done by virtue hereof.

6.                                       This Declaration of Trust may be executed in one or more counterparts.

7.                                       The number of Trustees initially shall be five (5) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, that to the extent required by the Statutory Trust Act, one Trustee shall be an entity that has its principal place of business in the State of Delaware and meets any other requirements imposed by applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty days prior notice to the Sponsor; provided, further, however, that no resignation of the Delaware Trustee shall be effective until a successor Delaware trustee meeting the requirements set forth in the proviso of the first sentence of this Section 7 has been appointed and has accepted such appointment by an instrument executed by such successor Delaware trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee.

8.                                       The Trust may dissolve and terminate without issuing any Trust Securities at the election of the Sponsor.

9.                                       This Declaration of Trust shall be governed by and construed in accordance with the laws of the State of Delaware.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

AMERIPRISE FINANCIAL, INC.,
as Sponsor

By:	/s/ Arthur H. Berman
Name: Arthur H. Berman
Title: SVP and Treasurer

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Delaware Trustee

By:	/s/ Barbara A. Nastro
Name: Barbara A. Nastro
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Property Trustee

By:	/s/ Barbara A. Nastro
Name: Barbara A. Nastro
Title: Vice President

/s/ Lori Anshus
Lori Anshus, as Regular Trustee

/s/ Joel Campbell
Joel Campbell, as Regular Trustee

/s/ Daniel Murtha
Daniel Murtha, as Regular Trustee